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                                                                   Exhibit 99.11


                            CONSENT OF MERRILL LYNCH





         We hereby consent to the use of our opinion letter dated May 1, 2002 to the Board of Directors of Interstate Hotels Corporation included as Appendix F to the Joint Proxy Statement and Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Interstate Hotels Corporation with and into MeriStar Hotels & Resorts, Inc., and to the references to such opinion in such Joint Proxy Statement and Prospectus under the captions "SUMMARY--Opinion of the financial advisor to Interstate" and "THE MERGER--Opinion of the financial advisor to Interstate." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                              By:  /s/  Todd L. Merkle
                                  ________________________________
                                        Todd L. Merkle
                                        Vice President



                  June 4, 2002